SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                          Date of Report: April 7, 1999


                (Date of earliest event reported: March 31, 1999)


                              Tadeo Holdings, Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                    1-11568                    95-4228470
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(State or other jurisdiction       (Commission                (IRS Employer
        of incorporation)           File Number)            Identification No.)


    42705 Grand River Avenue, Suite 101         Novi, Michigan      48735
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    (Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code (248) 344-9599

                                       N/A
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          (Former name or former address, if changed since last report)


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Item 5.   OTHER INFORMATION.

          On March 31, 1999, Tadeo Holdings, Inc., a Delaware corporation ("Tadeo"), entered into a Promissory Note Satisfaction and Release with Gainor Medical Management, LLC, a Georgia limited liability company ("Gainor"), regarding the acceptance by Tadeo of $9,300,000 in full satisfaction of all amounts due and payable under the Convertible Subordinated Promissory Note dated January 28, 1998 made by Gainor in favor of Tadeo (the "Gainor Note"). The Gainor Note, which was of approximately $13.5 million principal, had a maturity date of January 28, 2003 and bore interest at 8% per annum. The Gainor Note was made and delivered to Tadeo originally with respect to the sale to Gainor by Tadeo of substantially all of the business assets of Tadeo on January 28, 1998.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:     April 7, 1999                              TADEO HOLDINGS, INC.


                                                      By:/s/Brian d. Bookmeier
                                                          Brian D. Bookmeier
                                                          President